Exhibit 10.35

FOURTH AMENDMENT OF REVOLVING LINE OF CREDIT AGREEMENT

This Fourth Amendment of Revolving Line of Credit Agreement is made and entered into as of November 14, 2008, by and among each of the persons who have executed this Agreement as a Lender (each a “Lender,” and collectively “Lenders”), and BioTime, Inc., a California corporation (“Borrower”), and amends that certain Third Amended and Restated Credit Agreement dated March 31, 2008.  The Third Amended and Restated Credit Agreement, dated March 31, 2008, as amended by this Fourth Amendment of Revolving Credit Agreement is referred to as the “Credit Agreement”.

The Credit Agreement is amended as follows:

1.           Definitions:

(a)           “Fourth Amendment” means this Fourth Amendment of Revolving Line of Credit Agreement.

(b)           “Credit Facility” means the right of Borrower to borrow up to $3,500,000 from Lenders under the terms and conditions of this Credit Agreement and the Note.

(c)           “Maturity Date” means (i) April 15, 2009 with respect to any Note issued for an additional Loan commitment under this Fourth Amendment, (ii) April 15, 2009 with respect to any Note issued under the Third Amended and Restated Credit Agreement or an earlier amendment of the Credit Agreement, if the Lender has signed an Amendment of Revolving Credit Note extending the Maturity Date, or (iii) November 15, 2008 with respect to any Note issued under the Third Amended and Restated Credit Agreement or an earlier amendment of the Credit Agreement as to which clause (ii) does not apply.

(d)           “Note” means (a) each promissory note evidencing a portion of the Loan previously advanced by certain Lenders, and (b) each Revolving Credit Note in the form attached as EXHIBIT A-1 evidencing the new Loan amounts to be advanced by certain Lenders.

(e)           “Security Agreement” means that certain Third Amended and Restated Security Agreement, dated March 31, 2008, as amended by a Fourth Amendment of Security Agreement among Borrower and Lenders pursuant to which Borrower is granting Lenders a first priority perfected security interest in certain specified collateral to secure Borrower’s obligations under this Agreement and the Note.

2.           Maximum Loan Amount.  The Maximum Loan Amount shall be Three Million Five Hundred Thousand Dollars ($3,500,000).

3.           Draw Period.  The Draw Period shall end on April 15, 2009.

4.           Extension of Maturity Date.  Any Lender holding a Note due November 15, 2008 may extend the Maturity Date of that Note to April 15, 2009 by executing and delivering to Borrower an Amendment of Revolving Credit Note in the form of Exhibit B.

5.           Earmarked Funds; Mandatory Prepayment.  The definition of Earmarked Funds and all references to Earmarked Funds, including the mandatory prepayment of principal pursuant to Section 3.2.1 of the Credit Agreement, shall not apply.

6.           Shares.  Borrower shall issue and deliver to certain Lenders a number of Shares having an aggregate market value equal to six percent (6%) of the Lender’s Loan commitment having an April 15, 2009 Maturity Date (including any new or additional Loan commitment, and the principal amount of any Loan as to which the Lender extended the Maturity Date by executing an Amendment of Revolving Credit Note).  Shares will be issued only to those Lenders who (a) agree to make all or a portion of the additional $1,000,000 of the Credit Facility available under this Fourth Amendment, or (b) agree to extend the Maturity Date of their Note to April 15, 2009 by executing an Amendment of Revolving Credit Note.  No fractional Shares shall be issued.  For the purpose of determining the number of Shares to be issued to a Lender entitled to receive Shares, the market value shall be deemed to be the closing price of the Shares on the OTCBB on the last day on which a closing price of the Shares was reported prior to the date on which the Lender executed and delivered this Fourth Amendment.

7.           Disclosure Documents.  Borrower has delivered to Lenders following reports filed by Borrower under Securities Exchange Act of 1934, as amended (the “Exchange Act”):  (a) a copy of Borrower’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007, and quarterly report on Form 10-Q for the fiscal quarter and six months ended June 30, 2008, and all Current Reports on Form 8-K filed by Borrower since August 15, 2008 (the “Current Disclosure Documents”).  The financial statements contained in the Current Disclosure Documents were prepared in accordance with generally accepted accounting principles, consistently applied, and accurately reflect the financial condition and results of operations of Borrower at and as of the dates reported.  All financial information and other information contained in the Current Disclosure Documents was true and correct in all material respects when such reports were filed under the Exchange Act.

8.           Exchange of Debt For Equity.  Notes that had a November 15, 2008 Maturity Date may be exchanged, in whole or in part, including both unpaid principal and accrued interest, for (a) BioTime Exchange Shares at a price of $1.00 per share until November 15, 2008, or (b) BioTime Exchange Shares at a price of $1.25 per share after November 15, 2008 and until April 15, 2009 if the Lender has executed an Amendment of Revolving Credit Note, or (c) ESI Exchange Shares at a price of $2.00 per share until November 15, 2008, or (d) ESI Exchange Shares at a price of $2.25 per share after November 15, 2008 and until April 15, 2009 if the Lender has executed an Amendment of Revolving Credit Note.  Notes having a Maturity Date of April 15, 2009 that were issued for a new Loan commitment under this Fourth Amendment, may be exchanged, in whole or in part, including both unpaid principal and accrued interest, for (x) BioTime Exchange Shares at a price of $1.50 per share until April 15, 2009, or (y) ESI Exchange

Shares at a price of $2.50 per share until April 15, 2009.  All other provisions of Section 17 of the Credit Agreement shall apply.

9.           Other Provisions of Credit Agreement Apply.  Except as modified or amended by this Fourth Amendment, all provisions of the Third Amended and Restated Revolving Line of Credit Agreement shall remain in full force and effect.  Any Lender who has not previously executed the Third Amended and Restated Revolving Line of Credit Agreement shall, by executing this Fourth Amendment, (a) acknowledge receipt of the Third Amended and Restated Revolving Line of Credit Agreement, (b) agree to be bound by all terms and conditions of the Third Amended and Restated Revolving Line of Credit Agreement, as amended by this Fourth Amendment, and (c) shall be deemed to have made the representations and warranties set forth in Section 20 of the Third Amended and Restated Revolving Line of Credit Agreement, except that references to the Disclosure Documents shall instead mean the Current Disclosure Documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

BIOTIME, INC.

By  /s/ Michael D. West

Title  CEO
By  /s/ Judith Segall
Title Vice President & Secretary

LENDERS:

/s/ Alfred D. Kingsley
Alfred D.  Kingsley

GREENWAY PARTNERS, L.P.
By:         Greenhouse Partners, L.P.,
General Partner

By   /s/ Alfred D. Kingsley
Alfred D. Kingsley, General Partner

Broadwood Partners, L.P.

By:                      Broadwood Capital, Inc.,
General Partner of Broadwood Partners, L.P.

               By:  /s/ Neal C. Bradsher
Neal C. Bradsher, President

Goren Brothers, LP

By:   /s/ Alex Goren

Title:  General Partner

/s/ Joseph Nemeth
Joseph Nemeth

/s/ Justin Bayern
Justin Bayern

SCHEDULE I

Loan Commitment—April 15, 2009 Maturity Date

Name and Address Of Lender	Amount of Loan Commitment

Alfred D. Kingsley	$250,000
150 East 57 th Street, Suite 24E
New York, NY 10022
FAX: (212) 207-3901

Greenway Partners, LP	$300,000
c/o Alfred D. Kingsley
150 East 57 th Street, Suite 24E
New York, NY 10022
FAX: (212) 207-3901

Broadwood Partners, L.P.	$550,000
724 Fifth Avenue
9 th Floor
New York, NY 10019
FAX: (212) 508-5756

Goren Brothers, LP	$200,000
150 E. 52nd Street, 29th Fl.
New York, NY 10022
FAX: (212) 759-0572

Joseph Nemeth	$100,000
29829 Telegraph Road, Suite 111
Southfield, MI 48034
FAX: (248) 357-1626

Justin Bayern	$50,000
26 West Broadway, Apt 1004
Long Beach, NY 11561

EXHIBIT A-1

REVOLVING CREDIT NOTE

$___________ __________, 2008

FOR VALUE RECEIVED, the undersigned, BioTime, Inc., a California corporation (Borrower") hereby promises to pay to the order of ___________("Lender") the principal sum of _____________ DOLLARS ($_______________) or such lesser amount as may from time to time be outstanding as the Loan pursuant to that certain Fourth Amendment of Revolving Line of Credit Agreement, dated ________________, ___, 2008, between Borrower and Lender, together with interest on the unpaid balance of the Loan at the rate or rates hereinafter set forth.  This Revolving Credit Note is one of the Notes described in the Fourth Amendment of Revolving Line of Credit Agreement.  As used in this Note the term “Credit Agreement” means the Third Amended and Restated Revolving Line of Credit Agreement, dated March 31, 2008, as amended by the Fourth Amendment of Revolving Line of Credit Agreement.  All capitalized terms not otherwise defined in this Note shall have the meanings defined in the Credit Agreement.

1.           Terms of Payment.

(a)           Interest Rate.  Interest shall accrue and be payable at the rate of 12% per annum on the outstanding principal balance of the Loan.  Interest shall accrue from the date of each disbursement of principal pursuant to a Draw.  Accrued interest shall be paid with principal. Interest will be charged on that part of outstanding principal of the Loan which has not been paid and shall be calculated on the basis of a 360-day year and a 30-day month.

(b)           Payments of Principal.  The outstanding principal balance of the Loan, together with accrued interest, shall be paid in full on the Maturity Date.

(c)           Optional Prepayment of Principal.  Borrower may prepay principal, with accrued interest, at any time and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period.

(d)           Default Interest Rate.  In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment and interest on the entire unpaid balance of the Loan shall accrue until paid in full at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest interest rate permitted under applicable law (the "Default Rate").  From and after the Maturity Date or upon acceleration of the Note, the entire unpaid principal balance of the Loan with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.

                              (e)           Date of Payment.  If the date on which a payment of principal or interest on the Loan is due is a day other than a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.

(f)           Application of Payments.  All payments shall be applied first to costs of collection, next to late charges or other sums owing Lender, next to accrued interest, and then to principal, or in such other order or proportion as Lender, in its sole discretion, may determine.

(g)           Currency.  All payments shall be made in United States Dollars.

2.           Events of Default.  The following shall constitute Events of Default: (a) the default of Borrower in the payment of any interest or principal due under this Note or the Credit Agreement or any other Note arising under the Credit Agreement; (b) the failure of Borrower to perform or observe any other term or provision of this Note, or any other Note arising under the Credit Agreement, or any term, provision, covenant, or agreement in the Credit Agreement or any other Loan Document; (c) any act, omission, or other event that constitutes an "Event of Default" under the Credit Agreement; (d) any representation or warranty of Borrower contained in the Credit Agreement or in any other Loan Document, or in any certificate delivered by Borrower pursuant to the Credit Agreement or any other Loan Document, is false or incorrect in any material respect when made or given; (e) Borrower becoming the subject of any order for relief in a proceeding under any Debtor Relief Law (as defined below); (f) Borrower making an assignment for the benefit of creditors; other than repayment of the Loan, in whole or in part, to Lenders; (g) Borrower applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property or assets; (h) the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for Borrower, or for all or any part of the property or assets of Borrower, without the application or consent of Borrower, if such appointment continues undischarged or unstayed for sixty (60) calendar days; (i) Borrower instituting or consenting to any proceeding under any Debtor Relief Law with respect to Borrower or all or any part of its property or assets, or the institution of any similar case or proceeding without the consent of Borrower, if such case or proceeding continues undismissed or unstayed for sixty (60) calendar days; (j) the dissolution or liquidation of Borrower, or the winding-up of the business or affairs of Borrower; (k) the taking of any action by Borrower to initiate any of the actions described in clauses (e) through (j) of this paragraph; (l) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of Borrower if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or (m) any breach or default by Borrower under any loan agreement, promissory note, or other instrument evidencing indebtedness payable to a third party. As used in this Note, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally.

3.           Remedies On Default.  Upon the occurrence of an Event of Default, at Lender's option, all unpaid principal and accrued interest, and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, notice of non payment, protest, or notice of non-payment.  Lender also shall have all other rights, powers, and remedies available under the Credit Agreement and any other Loan Document, or accorded by law or at equity.  All rights, powers, and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default.  All rights, powers, and remedies of Lender in connection with this Note and any other Loan Document are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.

4.           Miscellaneous.

(a)           Borrower and all guarantors and endorsers of this Note severally waive (i) presentment, demand, protest, notice of dishonor, and all other notices; (ii) any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, and (iii) any other cause of release or discharge other than actual payment in full of all indebtedness evidenced by or arising under this Note.

(b)           No delay or omission of Lender to exercise any right, whether before or after an Event of Default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance of any past-due amount at any time by the Lender shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.  The Lender shall not be deemed, by any act or omission, to have waived any of Lender's rights or remedies under this Note unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(c)           Lender may accept, indorse, present for payment, and negotiate checks marked "payment in full" or with words of similar effect without waiving Lender's right to collect from Borrower the full amount owed by Borrower.

(d)           Time is of the essence under this Note.  Upon any Event of Default, the Lender may exercise all rights and remedies provided for in this Note and by law, including, but not limited to, the right to immediate payment in full of this Note.

(e)           The rights and remedies of the Lender as provided in this Note, in the Credit Agreement, and in the Security Agreement and in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.

(f)           It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Note or any amount due under this Note, or to enforce or protect any rights conferred upon Lender by this Note then Borrower promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys' fees, incurred by Lender in the enforcement of Lender's rights and remedies under this Note, and such other agreements.

(g)           The terms, covenants, and conditions contained in this Note shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and each of them, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lender.

(h)           This Note shall be construed under and governed by the laws of the State of California without regard to conflicts of law.

(i)           No provision of this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law.  Should any interest or other charges paid or payable by the Borrower in connection with this Note or the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

BORROWER:                                                      BIOTIME, INC.

By _____________________________________________
Title ___________________________________________

By _____________________________________________
Title ____________________________________________

EXHIBIT B

AMENDMENT OF REVOLVING CREDIT NOTE

$___________ __________, 2008

Reference is made to that certain Revolving Credit Note dated ______, 2008, in the principal sum of _____________ DOLLARS ($_______________) made by BioTime, Inc., as “Borrower,” and payable the order of the undersigned as “Lender” (the “Note”).  The Maturity Date of the Note is hereby extended to April 15, 2009.  The Note, as so amended, shall be governed by that certain Fourth Amendment of Revolving Line of Credit Agreement, dated September ___, 2008, between Borrower and Lender.

LENDER:

_________________________________________
(Please Print Name of Lender)

By:  ______________________________________
(Signature)

Title:  _____________________________________
(Please Show Title If Applicable)

BORROWER:

BIOTIME, INC.

By _____________________________________________

Title ___________________________________________

By _____________________________________________

Title ____________________________________________